UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2015

    ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-19608 (Commission File Number)	39-1388360 (IRS Employer Identification No.)

10850 West Park Place, Suite 1200 Milwaukee, Wisconsin (Address of principal executive offices)	53224 (Zip Code)

Registrant’s telephone number, including area code:  (414) 973-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

In connection with its April 27, 2015 acquisition of Signal Extraprise Corporation and Tire and Dealer Systems and Services Corporation (d/b/a TASCO), which is described below under Item 8.01, ARI Network Services, Inc. has prepared an Investor FAQ, which is attached as hereto as Exhibit 99.1.

Item 8.01.  Other Events.

ARI Network Services, Inc. issued a press release on April 28, 2015 announcing the acquisition of substantially all of the assets of Signal Extraprise Corporation, a Pennsylvania corporation (“Signal”), and Tire and Dealer Systems and Services Corporation (d/b/a TASCO), a Delaware corporation (“TASCO”), pursuant to the terms of an Asset Purchase Agreement made and effective as of April 27, 2015 by and among the Company, Signal, TASCO and Aidan J. McKenna, the sole shareholder of Signal and TASCO (“McKenna”).  Consideration for the acquisition includes: (1) a cash payment at the closing of the transaction equal to $1,750,000; plus (2) 242,424 shares of the Company’s common stock, $0.001 par value, issued to McKenna at the closing of the transaction; plus (3) $200,000 payable on April 27, 2016, subject to set off rights of the Company and subject to adjustment following calculation of the working capital adjustment.

The press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.Description

99.1Investor FAQ.

99.2Press Release issued on April 28, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 28, 2015ARI NETWORK SERVICES, INC.

By: /s/ William A. Nurthen

William A. Nurthen

Vice President, Chief Financial Officer and   Secretary

EXHIBIT INDEX

Exhibit No.Description

99.1Investor FAQ.

99.2Press Release issued on April 28, 2015.